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                                                                  EXHIBIT 99.23


November 21, 2000

AXA
25, Avenue Matignon
75008 Paris, France

Re: Registration Statement of AXA on Form F-4 relating to the proposed offer by AXA and AXA Merger Corp. to exchange each outstanding share of AXA Financial, Inc. Common Stock for $35.75 cash and 0.295 of an AXA American Depositary Share.


Ladies and Gentlemen:

Reference is made to those certain financial analyses prepared by our Firm to be filed as Exhibit 99.19 to the above-referenced Registration Statement and incorporated by reference into a Combined Tender Offer Statement on Schedule TO and Rule 13e-3 Statement on Schedule 13E-3 under cover of Schedule TO ("Combined Schedule").

The foregoing analyses were provided for the information and assistance of the Management of AXA in connection with its consideration of the transaction contemplated in the above-referenced Registration Statement and are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor are they to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that AXA has determined to include our analyses in the above-referenced Registration Statement and the Combined Schedule.

In that regard, we hereby consent to the inclusion of the analyses as Exhibit
99.19 to, and the reference to, and descriptions of, the analyses under the captions "Summary of Financial Analysis of Goldman, Sachs & Co.," "Pro Forma analysis," "Blended multiple valuation," "Pro Forma analysis--Donaldson, Lufkin & Jenrette transaction," "Segment analysis" and "Selected buyouts analysis" in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.